Exhibit 10(g)

[BARCODE]

*01010055716200000110010E40*

COMMERCIAL SECURITY AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$5,000,000.00	05-21-2003		11001	402/326	N0100567162	RXW0Y

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing ***** has been omitted due to text length limitations.

Grantor:	The Ohio Art Company 1 Toy St., P.O. Box 111 Bryan, OH 43506	Lender:	KeyBank National Association OH-MM-Toledo-Seagate 3 Seagate Toledo, OH 43504

THIS COMMERCIAL SECURITY AGREEMENT dated May 21, 2003, is made and executed between The Ohio Art Company (“Grantor”) and KeyBank National Association (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and whenever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All inventory, equipment, accounts (including but not limited to all health–care–insurance receivables), chattel paper, instruments (including but not limited to all promissory notes), letter–of–credit rights, letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance, and general intangibles (including but not limited to all software and all payment intangibles); all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods relating to the foregoing property, and all additions, replacements of and substitutions for all or any part of the foregoing property; all insurance refunds relating to the foregoing property; all good will relating to the foregoing property; all records and data and embedded software relating to the foregoing property, and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and accounts proceeds)

In addition, the word “Collateral” also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and whenever located:

(A)      All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later,

(B)        All products and produce of any of the property described in this Collateral section.

(C)        All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

(D)       All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

(E)         All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfione, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Despite any other provision of this Agreement, Lender is not granted, and will not have, a nonpurchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law. In addition, if because of the type of any Property, Lender is required to give a notice of the right to cancel under Truth in Lending for the Indebtedness, then Lender will not have a security interest in such Collateral unless and until such a notice is given.

CROSS–COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting and Collateral, and Grantor will note Lender’s interest upon any and all chattel paper if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the

Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name(s); (3) change in the management of the Corporation Grantor; (4) change in the authorized signer(s); (5) change in Grantor’s principal office address; (6) change in Grantor’s state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor’s name or state of organization will take effect until after Lender has received notice.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws or code of regulations do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender’s prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor’s business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor’s address shown above or at such other locations as are acceptable to Lender. Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor’s business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender’s prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Ohio, without Lender’s prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor’s business does not include a transfer in partial or total satisfaction of a debt of any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender.  This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect or contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance.  Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to give such a notice.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require.  If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses “single interest insurance,” which will cover only Lender’s interest in the Collateral.

Application of Insurance Proceeds.  Grantor shall promptly notify Lender of any loss or damage to the Collateral.  Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral.  If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration.  If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the indebtedness, and shall pay the balance to Grantor.  Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the indebtedness.

Insurance Reserves.  Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid.  If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender.  The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due.  Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor.  The responsibility for the payment of premiums shall remain Grantor’s sole responsibility.

Insurance Reports.  Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy.  In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements.  Grantor authorizes Lender to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest.  At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property.  Grantor will pay all filing fees, the transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute financing statements and documents of title in Grantor’s name and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.  If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

GRANTOR’S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS.  Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral.  Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts.  At any time and even though no Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness.  If Lender at any time has possession of any Collateral, whether before or after Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the indebtedness.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable or demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT.  Default will occur if payment in full is not made immediately when due.

RIGHTS AND REMEDIES ON DEFAULT.  If Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Ohio Uniform Commercial Code.  In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with Collateral or proceeds thereof in Lender’s own name or that of Grantor.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income and revenues from the Collateral. Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive open, and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent: and endorse notes, checks, drafts, money orders, documents of file, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies.  Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be changed or bound by the alteration or amendment.

Attorneys’ Fees;  Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorney’s fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post–judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by, construed and enforced in accordance with federal law and laws of the State of Ohio. This Agreement has been accepted by Lender in the State of Ohio.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney.  Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.              The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Account.  The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Grantor (or to a third party grantor acceptable to Lender).

Agreement.  The word “Agreement” means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower.  The word “Borrower” means The Ohio Art Company, and all other persons and entities signing the Note in whatever capacity.

Collateral.  The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default.  The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations accepted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor.  The word “Grantor” means the Ohio Art Company.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical, or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or related Documents, including all principal and interest together will all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

Lender.  The word “Lender” means KeyBank National Association, its successors and assigns.

Note.  The word “Note” means the Note executed by The Ohio Art Company in the principal amount of $5,000,000.00 dated May 21, 2003, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Property.  The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED MAY 21, 2003.

GRANTOR:

THE OHIO ART COMPANY

By:	/s/ Jerry D. Kneipp
Jerry D. Kneipp, CFO & Treasurer of The Ohio Art Company

FIRST AMENDMENT
TO
COMMERCIAL SECURITY AGREEMENT

This First Amendment To Commercial Security Agreement is made as of the 21st day of May, 2003 by and between THE OHIO ART COMPANY, an Ohio corporation, (the “Grantor”) and KEYBANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

WHEREAS, the Grantor intends to execute a certain Commercial Security Agreement dated as of May 6, 2003 (the “Agreement”) pursuant to which the Grantor will grant to the Lender a security interest in certain Collateral to secure the repayment by Grantor of a certain Promissory Note of even date herewith, in the original principal amount of Five Million Dollars ($5,000,000.00) executed in favor of Lender, (the “Note”);

WHEREAS, BORROWER desires to modify one or more terms of the Agreement and Lender is willing to agree to and accept such modifications;

WHEREAS capitalized terms not expressly defined in this Amendment shall have the respective meanings set forth in the Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Note, the parties agree that the Agreement is amended as follows:

1.                                       Setoff.  The section titled “RIGHT OF SETOFF” shall be deleted and replaced with the following:  “In the event of a default by Borrower (i) under this Commercial Security Agreement, (ii) under any other agreement between Borrower and Lender, or (iii) under any other document executed by Borrower in favor of Lender, and to the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking ,savings, or some other account.)  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA, Keogh or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts. Nothing herein shall affect the Lender’s right to demand payment under the Promissory Note.

2.                                       Enforceability of Collateral.  The third sentence of the section captioned “Enforceability of Collateral” shall be deleted and replace with the following: “After Default, Grantor shall not, without Lender’s prior written consent, compromise, settle, adjust or extend payment under or with regard to any such Accounts. For purposes of this Agreement, the term “Default” means the failure by Borrower to pay or perform any obligation undertaken by Borrower in any agreement with Lender or document executed in favor of Lender.

3.                                       Hazardous Substances.  The section titled “Hazardous Substances” shall begin with the words, “Except as otherwise disclosed in writing,’.

4.                                       Insurance Reserves.  In the section titled “Insurance Reserves” the following words shall be inserted at the beginning of the first sentence: “In the event that Borrower fails to obtain and/or maintain insurance as required by this Agreement or any other Agreement between Borrower and Lender or any other document executed by Borrower in favor of Lender.”

5.                                       Default.  The section titled “Default” is hereby deleted and replaced with the following:

It shall be an event of default hereunder if

(a)                                  Borrower fails to make any interest payment when due or within ten (10) days thereafter;

(b)                                 Borrower fails to pay any principal amount immediately upon demand by Lender;

2

(c)                                  Borrower fails to perform any obligation undertaken by Borrower in any agreement between Borrower and Lender or any document executed by Borrower in favor of Lender.  (Each an “Event of Default”).

6.                                       Conflicting Documents.  The terms of this Amendment shall control in the event of a conflict between this First Amendment (as the same may be subsequently amended by the parties from time to time), and the Agreement.

IN WITNESS WHEREOF, this FIRST AMENDMENT has been executed as of the date first written above.

THE OHIO ART COMPANY

BY: /s/ Jerry D. Kneipp

ITS: CFO/TREASURER

KEYBANK NATIONAL ASSOCIATION

BY:

ITS:

3

[BARCODE]

*01010056716200000110010D20*

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,000,000.00	05-21-2003		11001	402 / 326	NO100567162	RXWOY

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing ***** has been omitted due to text length limitations.

Borrower: The Ohio Art Company 1 Toy St., P.O. Box 111 Bryan, OH 43506		Lender: KeyBank National Association OH-MM-Toledo-Seagate 3 Seagate Toledo, OH 43604
Principal Amount:	$5,000,000.00	Initial Rate: 3.250%	Date of Note:	May 21, 2003

PROMISE TO PAY.  The Ohio Art Company (“Borrower”) promises to pay to KeyBank National Association (“Lender”), or order, in lawful money of the United States of America, on demand, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan immediately upon Lender’s demand. Payment in full is due immediately upon Lender’s demand. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 1, 2003, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day that the Index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point under the Index, resulting in an initial rate of 3.250% per annum.

NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: KeyBank National Association, OH-MM-Toledo-Seagate, 3 Seagate, Toledo, OH 43604.

LATE CHARGE.  If a regularly scheduled interest payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.  If Lender demands payment of this loan, and Borrower does not pay the loan in full within 10 days after Lender’s demand, Borrower also will be charged either 5.000% of the unpaid portion of the sum of the unpaid principal plus accrued unpaid interest of $50.00, whichever is greater.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.

LENDER’S RIGHTS.  Upon Lender’s demand, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT.  Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to change or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT: This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of his or her authority: Jerry D. Kneipp, Treasurer of The Ohio Art Company.  Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of  an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

DEMAND LINE OF CREDIT. Borrower understands that Lender is authorized to make an annual (or more frequent) credit review based upon Borrower’s current financial condition in determining whether to continue the line of credit. Nevertheless, Lender may, at any time, with or without cause, refuse to advance funds or extend credit under the line of credit.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “change or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable).  Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly any for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE  PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE:  FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

THE OHIO ART COMPANY

By:	/s/ Jerry D. Kneipp
Jerry D. Kneipp, CFO & Treasurer of The Ohio Art Company

2

FIRST AMENDMENT
TO
PROMISSORY NOTE

This FIRST AMENDMENT TO PROMISSORY NOTE is made as of the 21st day of May, 2003 by and between THE OHIO ART COMPANY, an Ohio corporation, (the “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

WHEREAS, the Borrower intends to execute a certain Promissory Note dated as of May 6, 2003 in the original principal amount of Five Million Dollars ($5,000,000.00) in favor of Lender, (the “Note”);

WHEREAS, BORROWER desires to modify one or more terms of the Note and Lender is willing to agree to and accept such modification;

WHEREAS capitalized terms not expressly defined in this Amendment shall have the respective meanings set forth in the Note;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Note, the parties agree that the Note is amended as follows:

1.                                       Setoff.  The section titled “RIGHT OF SETOFF” shall be deleted and replaced with the following:  “In the event of a default by Borrower (i) under this Promissory Note, (ii) under any other agreement between Borrower and Lender, or (iii) under any other document executed by Borrower in favor of Lender, and to the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account.)  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future.  However, this does not include any IRA, Keogh or any trust accounts for which setoff would be prohibited by law.  Grantor authorizes Lender, to the extent permitted by applicable law to charge or setoff all sums owing on the Indebtedness against any and all such accounts.  Nothing herein shall affect the Lender’s right to demand payment under this Promissory Note at any time.

2.                                       Conflicting Documents.  The terms of this Amendment shall control in the event of a conflict between this first Amendment (as the same may be subsequently amended by the parties from time to time), and the Note.

IN WITNESS WHEREOF, this FIRST AMENDMENT has been executed as of the date first written above.

THE OHIO ART COMPANY

BY:	/s/ Jerry D. Kneipp

ITS:	CFO/TREASURER

KEY BANK NATIONAL ASSOCIATION

BY:

ITS: